EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-81361 of Citizens Bancorp, Inc. on Form S-8 of our report, dated March 19, 2007, appearing in this Annual Report on Form 10-K of Citizens Bancorp for the year ended December 31, 2006.

/s/ McGladrey & Pullen, LLP

Seattle, Washington
March 19, 2007